EXHIBIT 99.1

NEWS RELEASE

RANGE ANNOUNCES FIRST QUARTER 2019 FINANCIAL RESULTS

FORT WORTH, TEXAS, April 22, 2019…RANGE RESOURCES CORPORATION (NYSE: RRC) today announced its first quarter 2019 financial results.

Highlights –

•	GAAP cash flow provided from operating activities of $261 million, and non-GAAP cash flow of $269 million
•	GAAP net income of $1.4 million ($0.01 per diluted share), and non-GAAP net income of $90.7 million ($0.36 per diluted share)
•	Utilized free cash flow to reduce borrowings on credit facility by approximately $48 million
•	Production averaged 2,256 Mmcfe per day, including approximately 31% liquids
•	Southwest Pennsylvania production increased 14% over the prior-year period to 1,915 Mmcfe per day
•	Natural gas differentials, including basis hedging, averaged $0.04 per mcf above NYMEX
•	Natural gas, NGLs and oil price realizations before NYMEX hedging averaged $3.31 per mcfe, a $0.17 premium to NYMEX natural gas

Commenting on the quarter, Jeff Ventura, the Company’s CEO said, “Range is off to a great start in 2019, exceeding production guidance for the first quarter and paying down $48 million in debt with organically-generated free cash flow.  Importantly, we remain on track to deliver on our annual production target while spending at or below budget for the year.  Operationally, Range continues to focus on translating our best-in-class inventory and well-level returns into corporate-level returns in the form of significant free cash flow generation in 2019 and beyond, as we improve the balance sheet towards our longer-term target of under 2x debt-to-EBITDAX.  Additionally, Range is actively pursuing multiple asset sales as we remain committed to accelerating our debt reduction timeline.”

Financial Discussion

Except for generally accepted accounting principles (GAAP) reported amounts, specific expense categories exclude non-cash impairments, unrealized mark-to-market adjustment on derivatives, non-cash stock compensation and other items shown separately on the attached tables.  “Unit costs” as used in this release are composed of direct operating, transportation, gathering, processing and compression, production and ad valorem taxes, general and administrative, interest and depletion, depreciation and amortization costs divided by production.  See “Non-GAAP Financial Measures” for a definition of each of the non-GAAP financial measures and the tables that reconcile each of the non-GAAP measures to their most directly comparable GAAP financial measure.

First Quarter 2019

GAAP revenues for first quarter 2019 totaled $748 million (a 1% increase compared to first quarter 2018), GAAP net cash provided from operating activities (including changes in working capital) was $261 million, compared to $371 million in first quarter 2018, and GAAP net income was $1.4 million ($0.01 per diluted share) versus net income of $49.2 million ($0.20 per diluted share) in the prior-year first quarter.  First quarter earnings results include a $61.7 million derivative loss due to increases in future commodity prices compared to a $14.0 million derivative loss in the prior-year first quarter and a $3.6 million mark to market loss related to the deferred compensation plan compared to a $7.4 million gain in the prior-year first quarter.

Non-GAAP revenues for first quarter 2019 totaled $835 million, an increase of 9% compared to first quarter 2018, and cash flow from operations before changes in working capital, a non-GAAP measure, was $269 million, compared to $323 million in first quarter 2018.  Adjusted net income comparable to analysts’ estimates, a non-GAAP measure, was $90.7 million ($0.36 per diluted share) in first quarter 2019, compared to $112.7 million ($0.46 per diluted share) in the prior-year first quarter.

The following table details Range’s average production and realized pricing for first quarter 2019:

Net Production
Natural Gas (Mmcf/d)	Oil (Bbl/d)	NGLs (Bbl/d)	Natural Gas Equivalent (Mmcfe/d)

1,561	8,951	106,806	2,256

	Realized Pricing*
	Natural Gas ($/Mcf)	Oil ($/Bbl)	NGLs ($/Bbl)	Natural Gas Equivalent ($/Mcfe)

Average NYMEX price	$3.14	$54.86
Differential, including basis hedging	0.04	(6.30)
Realized prices before NYMEX hedges	3.18	48.56	$20.58	$3.31
Settled NYMEX hedges	(0.09)	1.05	2.59	0.12
Average realized prices after hedges	$3.09	$49.61	$23.17	$3.43

*May not add due to rounding

First quarter 2019 natural gas, NGLs and oil price realizations (including the impact of derivative settlements which correspond to analysts’ estimates) averaged $3.43 per mcfe.  Additional detail on commodity price realizations can be found in the Supplemental Tables provided on the Company’s website.

•	The average natural gas price, including the impact of basis hedging, was $3.18 per mcf, or a $0.04 per mcf premium to NYMEX, which compares to a $0.13 per mcf premium during the prior-year quarter.

•

Crude oil and condensate price realizations, before realized hedges, averaged $48.56 per barrel, or $6.30 below West Texas Intermediate (WTI), compared to $4.08 below WTI in the prior-year quarter.  Hedging increased price by $1.05 per barrel compared to a decrease of $7.82 per barrel in the prior-year quarter.

•

Pre-hedge NGL realizations were $20.58 per barrel, or 38% of WTI, which compares to pre-hedge realizations of 35% of WTI during the prior-year quarter.  NGL realizations including hedges, improved to $23.17 per barrel, which compares to $20.20 per barrel in the prior-year quarter.

Unit Costs

The following table details Range’s unit costs per mcfe(a):

Expenses	1Q 2019 ($/Mcfe)	1Q 2018 ($/Mcfe)	Increase (Decrease)

Direct operating	$0.16	$0.19	(16%)
Transportation, gathering, processing and compression	1.49	1.24	20%
Production and ad valorem taxes	0.06	0.05	20%
General and administrative(a)	0.18	0.23	(22%)
Interest expense(a)	0.25	0.26	(4%)
Total cash unit costs(b)	2.13	1.96	9%
Depletion, depreciation and amortization (DD&A)	0.68	0.82	(17%)
Total unit costs plus DD&A(b)	$2.82	$2.79	1%

(a)	Excludes stock-based compensation, legal settlements and amortization of deferred financing costs.
(b)	May not add due to rounding.

Renewal of Bank Credit Facility

Range’s existing $3.0 billion borrowing base and $2.0 billion commitment amount under its $4.0 billion bank credit facility were unanimously reaffirmed by its 27 lenders with no changes to the financial covenants.  The credit facility matures on April 13, 2023 and is subject to annual redeterminations.

Range reduced total debt outstanding by $48 million during the first quarter.  At March 31, 2019, Range had total debt outstanding, before debt issuance costs of $3.8 billion, consisting of $2.9 billion in senior notes, $895 million in bank debt and $49 million in senior subordinated notes.  The Company had $825 million of borrowing capacity under the current commitment amount at the end of the first quarter.

Capital Expenditures

First quarter 2019 drilling and completion expenditures were $210 million.  In addition, during the quarter, $14.6 million was spent on acreage purchases and $1.1 million on gathering systems.  Range remains on target with its $756 million total capital budget for 2019, which is expected to be funded within cash flows, excluding asset sale proceeds.

Operational Discussion

The table below summarizes estimated activity for 2019 regarding the number of wells to sales for each area.

	Wells TIL 1Q 2019	Calendar 2019 Planned TIL	Remaining 2019
SW PA Super-Rich	3	14	11
SW PA Wet	0	41	41
SW PA Dry	20	33	13
Total Appalachia	23	88	65

Total N. LA.	3	8	5
Total	26	96	70

Appalachia Division

Production for first quarter 2019 averaged approximately 2,027 net Mmcfe per day from the Appalachia division, a 12% increase over the prior-year first quarter.  The southwest area of the division averaged 1,915 net Mmcfe per day during first quarter 2019, a 14% increase over first quarter 2018.  The northeast Marcellus properties averaged 112 net Mmcf per day inclusive of approximately 15 net Mmcf per day of legacy acreage production during first quarter 2019.

North Louisiana

Production for the division in first quarter 2019 averaged approximately 229 net Mmcfe per day.  The division brought on line three wells during the quarter and expects to bring on line five additional wells during the remainder of the year.

Marketing and Transportation

The first quarter saw the full utilization of the recently commissioned Mark West Harmon Creek I gas processing plant.  This facility, along with the re-start of the Houston gas processing plant, saw strong run times for the first quarter and supported processing for wells focused in our liquids-rich acreage.  The new plant allows Range to maximize utilization of its newly available downstream capacity.   With significant long-haul takeaway capacity coming on-line over the last couple of years, local Appalachia pricing has improved significantly compared to prior years.  Additionally, with the slowdown in southwest Appalachia production growth, local pricing is expected to remain strong, providing additional in-basin market growth opportunities with less transportation cost for incremental natural gas production.  Range is actively engaged in developing in-basin demand to support expanded use of natural gas in local markets.

During the first quarter, Range resumed the waterborne butane export program it began last spring.  This was enabled via the newly operational Mariner East 2 pipeline and associated infrastructure at Marcus Hook.  Going forward, Range has also positioned a portion of its butane volumes for export using an additional East Coast terminal giving NGL products another outlet for accessing premium international markets.  Range’s first quarter NGL realization, including hedges, was $23.17 per barrel, an increase of 15% year over year.  On an absolute price per barrel basis, expected calendar 2019 realizations are now slightly better than the Company’s original guidance in February.  Based on recent strip pricing, Range expects pre-hedge NGL pricing for calendar 2019 to average 34% - 38% of WTI.

The Mariner East 1 pipeline was temporarily taken out of service in late January following a subsidence along the pipeline route.  Since that time, Range’s marketing team has worked diligently pursuing options to secure the flow of NGL production.  For propane, Range has utilized multiple outlets to continue moving barrels to the Marcus Hook terminal for international export.  In the case of ethane, Range has utilized various options for marketing production throughout the quarter, including both normal extraction and selling ethane as natural gas.  Overall, despite the Mariner East 1 pipeline temporary disruption, Range has successfully moved NGL production to both domestic and international end-use markets through the optimization of rail and other infrastructure in the region. Range anticipates the Mariner East 1 pipeline will be returned to service in the next few days.

Guidance – 2019

Production per day Guidance

Production for second quarter 2019 is expected to be approximately 2,270 to 2,280 Mmcfe per day.

Production expectations for the full year 2019 remains approximately 2,325 to 2,345 Mmcfe per day.

2Q 2019 Expense Guidance

Direct operating expense:	$0.16 − $0.18 per mcfe
Transportation, gathering, processing and compression expense:	$1.47 − $1.51 per mcfe
Production tax expense:	$0.05 − $0.06 per mcfe
Exploration expense:	$7.0 − $9.0 million
Unproved property impairment expense:	$15.0 − $18.0 million
G&A expense:	$0.18 − $0.20 per mcfe
Interest expense:	$0.23 − $0.25 per mcfe
DD&A expense:	$0.68 − $0.74 per mcfe
Net brokered gas marketing expense:	~$3.0 million

2Q 2019 Natural Gas Price Differentials (including basis hedging):                   NYMEX minus $0.24

Full Year 2019 Price Guidance

Based on current market indications, Range expects to average the following pre-hedge differentials for calendar 2019 production.

FY 2019 Guidance
Natural Gas:	NYMEX minus $0.15 to $0.20
Natural Gas Liquids (including ethane):	34% − 38% of WTI
Oil/Condensate:	WTI minus $6.00 to $8.00

Hedging Status

Range hedges portions of its expected future production volumes to increase the predictability of cash flow and to help maintain a more flexible financial position. Range currently has over 80% of its expected calendar 2019 natural gas production hedged at a weighted average floor price of $2.86 per Mmbtu.  Similarly, Range has hedged over 70% of its calendar 2019 projected crude oil production at an average floor price of $56.29.  Please see Range’s detailed hedging schedule posted at the end of the financial tables below and on its website at www.rangeresources.com.

Range has also hedged Marcellus and other basis differentials to limit volatility between NYMEX and regional prices.  The fair value of the basis hedges was a loss of $3.4 million as of March 31, 2019.  The Company also has propane basis swap contracts which lock in the differential between Mont Belvieu and international propane indices.  The fair value of these contracts was a loss of $0.8 million on March 31, 2019.

Conference Call Information

A conference call to review the financial results is scheduled on Tuesday, April 23 at 9:00 a.m. ET.  To participate in the call, please dial 866-900-7525 and provide conference code 4086623 about 10 minutes prior to the scheduled start time.

A simultaneous webcast of the call may be accessed at www.rangeresources.com. The webcast will be archived for replay on the Company's website until May 23, 2019.

Non-GAAP Financial Measures

Adjusted net income comparable to analysts’ estimates as set forth in this release represents income or loss from operations before income taxes adjusted for certain non-cash items (detailed in the accompanying table) less income taxes.  We believe adjusted net income comparable to analysts’ estimates is calculated on the same basis as analysts’ estimates and that many investors use this published research in making investment decisions and evaluating operational trends of the Company and its performance relative to other oil and gas producing companies.  Diluted earnings per share (adjusted) as set forth in this release represents adjusted net income comparable to analysts’ estimates on a diluted per share basis.  A table is included which reconciles income or loss from operations to adjusted net income comparable to analysts’ estimates and diluted earnings per share (adjusted).  The Company provides additional comparative information on prior periods along with non-GAAP revenue disclosures on its website.

Cash flow from operations before changes in working capital (sometimes referred to as “adjusted cash flow”) as defined in this release represents net cash provided by operations before changes in working capital and exploration expense adjusted for certain non-cash compensation items.  Cash flow from operations before changes in working capital is widely accepted by the investment community as a financial indicator of an oil and gas company’s ability to generate cash to internally fund exploration and development activities and to service debt.  Cash flow from operations before changes in working capital is also useful because it is widely used by professional research analysts in valuing, comparing, rating and providing investment recommendations of companies in the oil and gas exploration and production industry.  In turn, many investors use this published research in making investment decisions.  Cash flow from operations before changes in working capital is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operations, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity.  A table is included which reconciles net cash provided by operations to cash flow from operations before changes in working capital as used in this release.  On its website, the Company provides additional comparative information on prior periods for cash flow, cash margins and non-GAAP earnings as used in this release.

The cash prices realized for oil and natural gas production, including the amounts realized on cash-settled derivatives and net of transportation, gathering, processing and compression expense, is a critical component in the Company’s performance tracked by investors and professional research analysts in valuing, comparing, rating and providing investment recommendations and forecasts of companies in the oil and gas exploration and production industry.  In turn, many investors use this published research in making investment decisions.  Due to the GAAP disclosures of various derivative transactions and third-party transportation, gathering, processing and compression expense, such information is now reported in various lines of the income statement.  The Company believes that it is important to furnish a table reflecting the details of the various components of each line in the statement of operations to better inform the reader of the details of each amount and provide a summary of the realized cash-settled amounts and third-party transportation, gathering, processing and compression expense which were historically reported as natural gas, NGLs and oil sales.  This information is intended to bridge the gap between various readers’ understanding and fully disclose the information needed.

The Company discloses in this release the detailed components of many of the single line items shown in the GAAP financial statements included in the Company’s quarterly report on Form 10-Q.  The Company believes that it is important to furnish this detail of the various components comprising each line of the Statements of Operations to better inform the reader of the details of each amount, the changes between periods and the effect on its financial results.

RANGE RESOURCES CORPORATION (NYSE: RRC) is a leading U.S. independent oil and natural gas producer with operations focused in stacked-pay projects in the Appalachian Basin and North Louisiana. The Company pursues an organic development strategy targeting high return, low-cost projects within its large inventory of low risk development drilling opportunities.  The Company is headquartered in Fort Worth, Texas.  More information about Range can be found at www.rangeresources.com.

Included within this news release are certain “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect Range’s current beliefs, expectations or intentions regarding future events.  Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “outlook,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements.

All statements, except for statements of historical fact, made within regarding activities, events or developments the Company expects, believes or anticipates will or may occur in the future, such as those regarding future well costs, expected asset sales, well productivity, future liquidity and financial resilience, anticipated exports and related financial impact, NGL market supply and demand, improving commodity fundamentals and pricing, future capital efficiencies, future shareholder value, emerging plays, capital spending, anticipated drilling and completion activity, acreage prospectivity, expected pipeline utilization and future guidance information are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and Range's future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements.  Further information on risks and uncertainties is available in Range's filings with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K.  Unless required by law, Range undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

The SEC permits oil and gas companies, in filings made with the SEC, to disclose proved reserves, which are estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions as well as the option to disclose probable and possible reserves.  Range has elected not to disclose its probable and possible reserves in its filings with the SEC.  Range uses certain broader terms such as "resource potential,” “unrisked resource potential,” "unproved resource potential" or "upside" or other descriptions of volumes of resources potentially recoverable through additional drilling or recovery techniques that may include probable and possible reserves as defined by the SEC's guidelines.  Range has not attempted to distinguish probable and possible reserves from these broader classifications. The SEC’s rules prohibit us from including in filings with the SEC these broader classifications of reserves.  These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of actually being realized.  Unproved resource potential refers to Range's internal estimates of hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques and have not been reviewed by independent engineers.  Unproved resource potential does not constitute reserves within the meaning of the Society of Petroleum Engineer's Petroleum Resource Management System and does not include proved reserves.  Area wide unproven resource potential has not been fully risked by Range's management.  “EUR”, or estimated ultimate recovery, refers to our management’s estimates of hydrocarbon quantities that may be recovered from a well completed as a producer in the area. These quantities may not necessarily constitute or represent reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System or the SEC’s oil and natural gas disclosure rules. Actual quantities that may be recovered from Range's interests could differ substantially.  Factors affecting ultimate recovery include the scope of Range's drilling program, which will be directly affected by the availability of capital, drilling and production costs, commodity prices, availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals, field spacing rules, recoveries of gas in place, length of horizontal laterals, actual drilling results, including geological and mechanical factors affecting recovery rates and other factors.  Estimates of resource potential may change significantly as development of our resource plays provides additional data.

In addition, our production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or drilling cost increases. Investors are urged to consider closely the disclosure in our most recent Annual Report on Form 10-K, available from our website at www.rangeresources.com or by written request to 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102.  You can also obtain this Form 10-K on the SEC’s website at www.sec.gov or by calling the SEC at 1-800-SEC-0330.

2019-08

SOURCE:   Range Resources Corporation

Investor Contacts:

Laith Sando, Vice President – Investor Relations

817-869-4267

lsando@rangeresources.com

Michael Freeman, Director – Investor Relations & Hedging

817-869-4264

mfreeman@rangeresources.com

John Durham, Senior Financial Analyst

817-869-1538

jdurham@rangeresources.com

Media Contact:

Michael Mackin, Director of External Affairs

724-743-6776

mmackin@rangeresources.com

www.rangeresources.com

RANGE RESOURCES CORPORATION

STATEMENTS OF OPERATIONS
Based on GAAP reported earnings with additional
details of items included in each line in Form 10-Q
(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2019	2018	%

Revenues and other income:
Natural gas, NGLs and oil sales (a)	$671,654	$696,629
Derivative fair value (loss)/income	(61,731)	(14,009)
Brokered natural gas, marketing and other (b)	138,143	59,755
Other (b)	71	224
Total revenues and other income	748,137	742,599	1%

Costs and expenses:
Direct operating	32,636	37,531
Direct operating – non-cash stock-based compensation (c)	591	591
Transportation, gathering, processing and compression	302,655	244,628
Production and ad valorem taxes	11,310	9,926
Brokered natural gas and marketing	131,920	55,309
Brokered natural gas and marketing – non-cash stock-based compensation (c)	385	285
Exploration	7,838	6,968
Exploration – non-cash stock-based compensation (c)	373	751
Abandonment and impairment of unproved properties	12,659	11,773
General and administrative	37,117	44,329
General and administrative – non-cash stock-based compensation (c)	8,815	23,911
General and administrative – lawsuit settlements	706	177
Termination costs	—	(37)
Deferred compensation plan (d)	3,581	(7,397)
Interest expense	49,749	50,533
Interest expense – amortization of deferred financing costs (e)	1,788	1,852
Depletion, depreciation and amortization	138,718	162,266
Impairment of proved properties	—	7,312
Gain on sale of assets	189	(23)
Total costs and expenses	741,030	650,685	14%

Income before income taxes	7,107	91,914	92%

Income tax expense:
Current	—	—
Deferred	5,688	42,676
	5,688	42,676

Net income	$1,419	$49,238	97%

Net Income Per Common Share:
Basic	$0.01	$0.20
Diluted	$0.01	$0.20

Weighted average common shares outstanding, as reported:
Basic	247,776	245,709	1%
Diluted	249,154	246,594	1%

(a) See separate natural gas, NGLs and oil sales information table.

(b) Included in Brokered natural gas, marketing and other revenues in the 10-Q.

(c) Costs associated with stock compensation and restricted stock amortization, which have been reflected in the categories associated with the direct personnel costs, which are combined with the cash costs in the 10-Q.

(d) Reflects the change in market value of the vested Company stock held in the deferred compensation plan.

(e)  Included in interest expense in the 10-Q.

RANGE RESOURCES CORPORATION

BALANCE SHEETS
(In thousands)	March 31,	December 31,
	2019	2018
	(Unaudited)	(Audited)
Assets
Current assets	$382,332	$514,232
Derivative assets	14,552	92,795
Natural gas and oil properties, successful efforts method	9,105,269	9,023,185
Transportation and field assets	8,825	9,776
Operating lease ROU assets	49,329	—
Other	74,757	68,166
	$9,635,064	$9,708,154

Liabilities and Stockholders’ Equity
Current liabilities	$651,946	$745,182
Asset retirement obligations	5,485	5,485
Derivative liabilities	13,369	4,144

Bank debt	884,652	932,018
Senior notes	2,857,297	2,856,166
Senior subordinated notes	48,700	48,677
Total debt	3,790,649	3,836,861

Deferred tax liability	672,376	666,668
Derivative liabilities	2,559	3,462
Deferred compensation liability	75,179	67,542
Asset retirement obligations and other liabilities	360,838	319,379

Common stock and retained earnings	4,063,652	4,060,480
Other comprehensive loss	(598)	(658)
Common stock held in treasury stock	(391)	(391)
Total stockholders’ equity	4,062,663	4,059,431
	$9,635,064	$9,708,154

RECONCILIATION OF TOTAL REVENUES AND OTHER INCOME TO TOTAL REVENUE EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, in thousands)
	Three Months Ended March 31,
	2019	2018	%

Total revenues and other income, as reported	$748,137	$742,599	1%
Adjustment for certain special items:
Total change in fair value related to derivatives prior to settlement (gain) loss	86,565	22,934
Total revenues, as adjusted, non-GAAP	$834,702	$765,533	9%

RANGE RESOURCES CORPORATION

CASH FLOWS FROM OPERATING ACTIVITIES
(Unaudited in thousands)

	Three Months Ended March 31,
	2019	2018

Net income	$1,419	$49,238
Adjustments to reconcile net cash provided from continuing operations:
Deferred income tax expense	5,688	42,676
Depletion, depreciation, amortization and impairment	138,718	169,578
Exploration dry hole costs	—	2
Abandonment and impairment of unproved properties	12,659	11,773
Derivative fair value loss	61,731	14,009
Cash settlements on derivative financial instruments that do not qualify for hedge accounting	24,834	8,925
Amortization of deferred issuance costs, loss on extinguishment of debt, and other	1,807	1,312
Deferred and stock-based compensation	14,112	18,527
Loss (gain) on sale of assets and other	189	(23)

Changes in working capital:
Accounts receivable	134,006	53,913
Inventory and other	(4,763)	(5,294)
Accounts payable	(30,431)	47,453
Accrued liabilities and other	(99,275)	(41,517)
Net changes in working capital	(463)	54,555
Net cash provided from operating activities	$260,694	$370,572

RECONCILIATION OF NET CASH PROVIDED FROM OPERATING ACTIVITIES, AS REPORTED, TO CASH FLOW FROM OPERATIONS BEFORE CHANGES IN WORKING CAPITAL, a non-GAAP measure
(Unaudited, in thousands)

	Three Months Ended March 31,
	2019	2018
Net cash provided from operating activities, as reported	$260,694	$370,572
Net changes in working capital	463	(54,555)
Exploration expense	7,838	6,966
Lawsuit settlements	706	177
Termination costs	—	(37)
Non-cash compensation adjustment	(386)	154
Cash flow from operations before changes in working capital – non-GAAP measure	$269,315	$323,277

ADJUSTED WEIGHTED AVERAGE SHARES OUTSTANDING
(Unaudited, in thousands)

	Three Months Ended March 31,
	2019	2018
Basic:
Weighted average shares outstanding	250,320	248,576
Stock held by deferred compensation plan	(2,544)	(2,867)
Adjusted basic	247,776	245,709

Dilutive:
Weighted average shares outstanding	250,320	248,576
Dilutive stock options under treasury method	(1,166)	(1,982)
Adjusted dilutive	249,154	246,594

RANGE RESOURCES CORPORATION

RECONCILIATION OF NATURAL GAS, NGLs AND OIL SALES AND DERIVATIVE FAIR VALUE INCOME (LOSS) TO CALCULATED CASH REALIZED NATURAL GAS, NGLs AND OIL PRICES WITH AND WITHOUT THIRD PARTY TRANSPORTATION, GATHERING AND COMPRESSION FEES, a non-GAAP measure

(Unaudited, in thousands, except per unit data)
	Three Months Ended March 31,
	2019	2018	%
Natural gas, NGL and oil sales components:
Natural gas sales	$434,720	$431,573
NGL sales	197,813	202,527
Oil sales	39,121	62,529
Total oil and gas sales, as reported	$671,654	$696,629	-4%

Derivative fair value income (loss), as reported:	$(61,731)	$(14,009)
Cash settlements on derivative financial instruments – (gain) loss:
Natural gas	872	(32,508)
NGLs	(24,864)	15,268
Crude Oil	(842)	8,315
Total change in fair value related to derivatives prior to settlement, a non-GAAP measure	$(86,565)	$(22,934)

Transportation, gathering, processing and compression components:
Natural gas	$189,082	$157,234
NGLs	113,573	87,394
Total transportation, gathering, processing and compression, as reported	$302,655	$244,628

Natural gas, NGL and oil sales, including cash-settled derivatives: (c)
Natural gas sales	$433,848	$464,081
NGL sales	222,677	187,259
Oil sales	39,963	54,214
Total	$696,488	$705,554	-1%

Production of oil and gas during the periods (a):
Natural gas (mcf)	140,521,663	134,954,095	4%
NGL (bbl)	9,612,547	9,270,031	4%
Oil (bbl)	805,550	1,063,434	-24%
Gas equivalent (mcfe) (b)	203,030,245	196,954,885	3%

Production of oil and gas – average per day (a):
Natural gas (mcf)	1,561,352	1,499,490	4%
NGL (bbl)	106,806	103,000	4%
Oil (bbl)	8,951	11,816	-24%
Gas equivalent (mcfe) (b)	2,255,892	2,188,388	3%

Average prices, excluding derivative settlements and before third party transportation costs:
Natural gas (mcf)	$3.09	$3.20	-3%
NGL (bbl)	$20.58	$21.85	-6%
Oil (bbl)	$48.56	$58.80	-17%
Gas equivalent (mcfe) (b)	$3.31	$3.54	-6%

Average prices, including derivative settlements before third party transportation costs: (c)
Natural gas (mcf)	$3.09	$3.44	-10%
NGL (bbl)	$23.17	$20.20	15%
Oil (bbl)	$49.61	$50.98	-3%
Gas equivalent (mcfe) (b)	$3.43	$3.58	-4%

Average prices, including derivative settlements and after third party transportation costs: (d)
Natural gas (mcf)	$1.74	$2.27	-23%
NGL (bbl)	$11.35	$10.77	5%
Oil (bbl)	$49.61	$50.98	-3%
Gas equivalent (mcfe) (b)	$1.94	$2.34	-17%

Transportation, gathering and compression expense per mcfe	$1.49	$1.24	20%

(a) Represents volumes sold regardless of when produced.

(b) Oil and NGLs are converted at the rate of one barrel equals six mcfe based upon the approximate relative energy content of oil to natural gas, which is not necessarily indicative of the relationship of oil and natural gas prices.

(c) Excluding third party transportation, gathering and compression costs.

(d) Net of transportation, gathering, and compression costs.

RANGE RESOURCES CORPORATION

RECONCILIATION OF INCOME BEFORE INCOME TAXES AS REPORTED TO INCOME BEFORE INCOME TAXES EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, in thousands, except per share data)
	Three Months Ended March 31,
	2019	2018	%

Income from operations before income taxes, as reported	$7,107	$91,914	92%
Adjustment for certain special items:
Loss (gain) on sale of assets	189	(23)
Change in fair value related to derivatives prior to settlement	86,565	22,934
Abandonment and impairment of unproved properties	12,659	11,773
Impairment of proved property	—	7,312
Lawsuit settlements	706	177
Termination costs	—	(37)
Brokered natural gas and marketing – non-cash stock-based compensation	385	285
Direct operating – non-cash stock-based compensation	591	591
Exploration expenses – non-cash stock-based compensation	373	751
General & administrative – non-cash stock-based compensation	8,815	23,911
Deferred compensation plan – non-cash adjustment	3,581	(7,397)

Income before income taxes, as adjusted	120,971	152,191	-21%

Income tax expense, as adjusted
Current	—	—
Deferred (a)	30,260	39,517
Net income excluding certain items, a non-GAAP measure	$90,711	$112,674	-19%

Non-GAAP income per common share
Basic	$0.37	$0.46	-20%
Diluted	$0.36	$0.46	-22%

Non-GAAP diluted shares outstanding, if dilutive	249,154	246,594

(a)  Deferred taxes are estimated to be approximately 25% for 2019 and 26% for 2018.

RANGE RESOURCES CORPORATION

RECONCILIATION OF NET INCOME (LOSS), EXCLUDING CERTAIN ITEMS AND ADJUSTED EARNINGS PER SHARE, non-GAAP measures
(In thousands, except per share data)
	Three Months Ended March 31,
	2019	2018

Net income (loss), as reported	$1,419	$49,238
Adjustment for certain special items:
(Gain) loss on sale of assets	189	(23)
Change in fair value related to derivatives prior to settlement	86,565	22,934
Impairment of proved property	—	7,312
Abandonment and impairment of unproved properties	12,659	11,773
Lawsuit settlements	706	177
Termination costs	—	(37)
Non-cash stock-based compensation	10,164	25,538
Deferred compensation plan	3,581	(7,397)
Tax impact	(24,572)	3,159

Net income excluding certain items, a non-GAAP measure	$90,711	$112,674

Net income (loss) per diluted share, as reported	$0.01	$0.20
Adjustment for certain special items per diluted share:
(Gain) loss on sale of assets	0.00	(0.00)
Change in fair value related to derivatives prior to settlement	0.35	0.09
Impairment of proved property	—	0.03
Abandonment and impairment of unproved properties	0.05	0.05
Termination costs	—	(0.00)
Non-cash stock-based compensation	0.04	0.10
Deferred compensation plan	0.01	(0.03)
Adjustment for rounding differences	—	0.01
Tax impact	(0.10)	0.01

Net income per diluted share, excluding certain items, a non- GAAP measure	$0.36	$0.46

Adjusted earnings per share, a non-GAAP measure:
Basic	$0.37	$0.46
Diluted	$0.36	$0.46

RANGE RESOURCES CORPORATION

RECONCILIATION OF CASH MARGIN PER MCFE, a non-GAAP measure
(Unaudited, in thousands, except per unit data)
	Three Months Ended March 31,
	2019	2018

Revenues
Natural gas, NGL and oil sales, as reported	$671,654	$696,629
Derivative fair value loss, as reported	(61,731)	(14,009)
Less non-cash fair value (gain) loss	86,565	22,934
Brokered natural gas and marketing and other, as reported	138,214	59,979
Less ARO settlement and other (gains) losses	(71)	(224)
Cash revenue applicable to production	834,631	765,309

Expenses
Direct operating, as reported	33,227	38,122
Less direct operating stock-based compensation	(591)	(591)
Transportation, gathering and compression, as reported	302,655	244,628
Production and ad valorem taxes, as reported	11,310	9,926
Brokered natural gas and marketing, as reported	132,305	55,594
Less brokered natural gas and marketing stock-based compensation	(385)	(285)
General and administrative, as reported	46,638	68,417
Less G&A stock-based compensation	(8,815)	(23,911)
Less lawsuit settlements	(706)	(177)
Interest expense, as reported	51,537	52,385
Less amortization of deferred financing costs	(1,788)	(1,852)
Cash expenses	565,387	442,256

Cash margin, a non-GAAP measure	$269,244	$323,053

Mmcfe produced during period	203,030	196,955

Cash margin per mcfe	$1.33	$1.64

RECONCILIATION OF INCOME (LOSS) BEFORE INCOME TAXES TO CASH MARGIN
(Unaudited, in thousands, except per unit data)
	Three Months Ended March 31,
	2019	2018

Income before income taxes, as reported	$7,107	$91,914
Adjustments to reconcile income before income taxes to cash margin:
ARO settlements and other (gains) losses	(71)	(224)
Derivative fair value loss	61,731	14,009
Net cash receipts on derivative settlements	24,834	8,925
Exploration expense	7,838	6,968
Lawsuit settlements	706	177
Termination costs	—	(37)
Deferred compensation plan	3,581	(7,397)
Stock-based compensation (direct operating, brokered natural gas and marketing, general and administrative and termination costs)	10,164	25,538
Interest – amortization of deferred financing costs	1,788	1,852
Depletion, depreciation and amortization	138,718	162,266
(Gain) loss on sale of assets	189	(23)
Impairment of proved property and other assets	—	7,312
Abandonment and impairment of unproved properties	12,659	11,773
Cash margin, a non-GAAP measure	$269,244	$323,053

RANGE RESOURCES CORPORATION

HEDGING POSITION AS OF March 31, 2019 – (Unaudited)

	Daily Volume	Hedge Price
Gas [1]

2Q 2019 Swaps	1,350,000 Mmbtu	$2.80
3Q 2019 Swaps	1,425,109 Mmbtu	$2.80
4Q 2019 Swaps	1,428,261 Mmbtu	$2.82

2020 Swaps	334,973 Mmbtu	$2.77

Oil

2Q 2019 Collar	1,000 bbls	$63 x 73
2H 2019 Collar	1,000 bbls	$63 x 73

2Q 2019 Swaps	7,500 bbls	$55.25
3Q 2019 Swaps	7,250 bbls	$55.50
4Q 2019 Swaps	7,666 bbls	$55.64

2020 Swaps	1,624 bbls	$60.95

C2 Ethane

2Q 2019 Swaps	500 bbls	$0.35/gallon

C3 Propane

2Q 2019 Collars	1,000 bbls	$0.90 x $0.96 /gallon

2Q 2019 Swaps	8,500 bbls	$0.878/gallon

C5 Natural Gasoline

2Q 2019 Swaps	5,000 bbls	$1.341/gallon
3Q 2019 Swaps	1,500 bbls	$1.472/gallon
4Q 2019 Swaps	1,500 bbls	$1.475/gallon

(1)	Range also sold call swaptions of 20,000 Mmbtu/d for winter 2019/2020 and 290,000 Mmbtu/d for calendar 2020 at average strike prices of $3.20 and $2.80 per Mmbtu, respectively

SEE WEBSITE FOR OTHER SUPPLEMENTAL INFORMATION FOR THE PERIODS AND ADDITIONAL HEDGING DETAILS